Exhibit 99.1

OPTICAL CABLE CORPORATION
5290 Concourse Drive
Roanoke, VA 24019
(Nasdaq GM: OCCF)
www.occfiber.com

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Neil Wilkin	Marilynn Meek
President & CEO	General Information
(540) 265-0690	(212) 827-3773
investorrelations@occfiber.com	mmeek@financialrelationsboard.com

Tracy Smith	Susan Garland
Vice President & CFO	Analysts
(540) 265-0690	(212) 827-3775
investorrelations@occfiber.com	sgarland@financialrelationsboard.com

FOR IMMEDIATE RELEASE:

OPTICAL CABLE CORPORATION REJECTS

PROPOSAL BY SUPERIOR ESSEX, INC.

Proposal Viewed as Grossly Inadequate and Opportunistic

ROANOKE, VA, August 16, 2006 – Optical Cable Corporation (Nasdaq GM: OCCF), announced that it received yesterday afternoon an unsolicited and contingent proposal from Superior Essex, Inc. (Nasdaq GM: SPSX) to purchase all of Optical Cable Corporation’s outstanding shares of common stock for $6.00 per share. This proposal is the same as a private proposal from Superior Essex first received by Optical Cable on August 1, 2006, which was considered by the Board of Directors of Optical Cable Corporation and rejected. Optical Cable’s Board of Directors carefully considered and unanimously determined that the private proposal was financially inadequate and that attempting to negotiate with Superior Essex at this time is not in the best interests of Optical Cable’s shareholders.

“Optical Cable is in various stages of implementing a number of initiatives expected to improve substantially our strategic position and to provide upside opportunities for Optical Cable and our shareholders. Our Board of Directors believes—as do I—that Optical Cable’s upside opportunities should benefit our current shareholders, not Superior Essex or anyone else,” stated Mr. Neil Wilkin, President & CEO of Optical Cable Corporation.

Optical Cable Corp. – Superior Essex Proposal Rejected

“The Board views Superior Essex’s proposal as grossly inadequate and opportunistic, and has concluded that seeking to negotiate a combination with Superior Essex at this time would be incompatible with, and could in fact interfere with, the course of action we are pursuing. Our Board of Directors carefully considered the private and unsolicited proposal received from Superior Essex on August 1—which contained the same terms and conditions as set forth in their surprise public announcement yesterday afternoon. After careful consideration in consultation with legal and financial advisors, our Board unanimously rejected Superior Essex’s private proposal,” stated Mr. Wilkin.

“Our Board and management team are focused on building value for our shareholders through continued execution of the Company’s business plan. Optical Cable has been rebuilding in recent years, and we believe our shareholders should receive the full benefit of those efforts when complete” Mr. Wilkin concluded.

Company Information

Optical Cable Corporation is a leading manufacturer of fiber optic cables primarily sold into the enterprise market, and the premier manufacturer of military ground tactical fiber optic cable for the U.S. military. Founded in 1983, Optical Cable Corporation pioneered the design and production of fiber optic cables for the most demanding military field applications, as well as fiber optic cables suitable for both indoor and outdoor use. The Company’s current broad product offering is built on the evolution of these fundamental technologies, and is designed to provide end-users with fiber optic cables that are easy and economical to install, provide a high degree of reliability and offer outstanding performance characteristics. Optical Cable Corporation sells its products worldwide for uses ranging from commercial and campus installations to customized products for specialty applications and harsh environments, including military applications. The Company manufactures its high quality fiber optic cables at its ISO 9001:2000 registered and MIL-STD-790F certified facility located in Roanoke, Virginia.

Further information about Optical Cable Corporation is available on the World Wide Web at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation (the “Company”) may contain certain “forward-looking” information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning the Company’s outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to risks and uncertainties that may cause actual events to differ materially from the Company’s expectations. Factors that could cause or contribute to such differences include, but are not limited to, the level of sales to key customers, including distributors; timing of certain projects and purchases by key customers; the economic conditions affecting network service providers; corporate and/or government

Optical Cable Corp. – Superior Essex Proposal Rejected

spending on information technology; actions by competitors; fluctuations in the price of raw materials (including optical fiber); the Company’s dependence on a single manufacturing facility; the Company’s ability to protect its proprietary manufacturing technology; market conditions influencing prices or pricing; the Company’s dependence on a limited number of suppliers; an adverse outcome in litigation, claims and other actions, and potential litigation, claims and other actions against the Company; an adverse outcome in regulatory reviews and audits and potential regulatory reviews and audits; further adverse changes in laws and regulations associated with the extraterritorial income exclusion; adverse changes in state tax laws and/or positions taken by state taxing authorities affecting the Company; technological changes and introductions of new competing products; changes in end-user preferences of competing technologies, including copper cable and wireless, relative to fiber optic cable; economic conditions that affect the telecommunications sector, certain technology sectors or the economy as a whole; terrorist attacks or acts of war, particularly given the acts of terrorism against the United States and subsequent military responses by the United States, and any potential future military conflicts; changes in the level of military spending by the United States government; ability to retain key personnel; the Company’s ability to successfully implement planned changes to its information technology systems and manufacturing processes; the impact of changes in accounting policies, including those by the Securities and Exchange Commission and the Public Company Accounting Oversight Board; the Company’s ability to successfully comply with, and the cost of compliance with, the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 or any revisions to that act which apply to the Company; impact of future consolidation among competitors and/or among customers adversely affecting the Company’s position with its customers and/or our market position; actions by customers adversely affecting the Company in reaction to the expansion of the Company’s product offering in any manner, including, but not limited to, by offering products that compete with its customers, and/or by entering into alliances with, and/or making investments in or with, parties that compete with and/or have conflicts with customers of the Company; impact of weather or natural disasters in the areas of the world in which the Company operates and markets its products; changes in market demand, exchange rates, productivity, or market and economic conditions in the areas of the world in which the Company operates and markets its products and the Company’s success in managing the risks involved in the foregoing. The Company cautions readers that the foregoing list of important factors is not exclusive and the Company incorporates by reference those factors included in current reports on Form 8-K.

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